As filed with the Securities and Exchange Commission on November 14, 2011

Registration No. 333-156479

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT FIVE

TO FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

GLOBAL GROWTH TRUST, INC.

(Exact name of registrant as specified in its governing instruments)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Robert A. Bourne

Chief Executive Officer

Global Growth Trust, Inc.

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard E. Baltz, Esq. Arnold & Porter LLP 555 Twelfth Street, N.W. Washington, DC 20004-1206 Telephone: (202) 942-5000	Peter E. Reinert, Esq. Lowndes, Drosdick, Doster, Kantor & Reed, P.A. 215 North Eola Drive Orlando, Florida 32801 Telephone: (407) 843-4600

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered in this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☒ (Registration No. 333-156479)

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment Five to Form S-11 Registration Statement (Registration No. 333-156479) is filed pursuant to Section 462(d) solely to add an additional exhibit not previously filed with respect to such Registration Statement. No changes have been made to Part I or Part II of the Registration Statement other than Item 36(b) of Part II as set forth below.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36. Consolidated Financial Statements and Exhibits

(b)	Exhibits. The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1.1	Form of Combined Subscription Agreement (Filed herewith)

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment Five to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on November 10, 2011.

GLOBAL GROWTH TRUST, INC.
(Registrant)

By:	/s/ Robert A. Bourne
Robert A. Bourne
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. Five to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ James M. Seneff, Jr. James M. Seneff, Jr.	Chairman of the Board and Director	November 10, 2011

/s/ Matthew S. Banks Matthew S. Banks	Director	November 10, 2011

/s/ John David Alexander John David (JD) Alexander	Independent Director	November 10, 2011

/s/ Stephen P. Elker Stephen P. Elker	Independent Director	November 10, 2011

/s/ Mary Lou Fiala Mary Lou Fiala	Independent Director	November 10, 2011

/s/ Robert A. Bourne Robert A. Bourne	Chief Executive Officer	November 10, 2011

/s/ Andrew A. Hyltin Andrew A. Hyltin	President	November 10, 2011

/s/ Steven D. Shackelford Steven D. Shackelford	Chief Financial Officer (Principal Accounting Officer)	November 10, 2011

EXHIBIT INDEX

Exhibit No.	Description

4.1.1	Form of Combined Subscription Agreement (Filed herewith)